NYSE Amex Equities Exchange Symbol - UEC

Uranium Energy Corp Reports Fiscal 2012 Q2 Production Results and Provides Operations Update

Corpus Christi, TX, March 12, 2012 - Uranium Energy Corp (NYSE AMEX: UEC, the "Company") is pleased to report financial and production results for the second quarter ended January 31, 2012. Major second quarter highlights include the following:

  Completion of First Full Year of Production: This quarter marked the completion of the first full year of production, with a cumulative total of 236,000 pounds of U3O8 produced from Production Area-1 (PA-1) at an average cash cost(1) of $16 per pound. Of the 236,000 pounds produced, the Company has sold 120,000 pounds at an average price of $52 per pound generating revenues of $6.2 million and has 116,000 pounds available for sale in inventory with a market value of $6.0 million;

  Uranium Sales for the Quarter: UEC recorded revenue of $3.1 million resulting from the sale of 60,000 pounds of U3O8 at a sales price of $52 per pound with an average cash cost(1) of $17 per pound sold;

  Production Results for the Quarter: Production from Palangana's PA-1 totaled 38,000 pounds and the Hobson facility processed 42,000 pounds of U3O8.  Total cash costs(1) of production were stable with the prior quarter although the average cash cost(1) increased quarter-over-quarter due to lower production volume.  During the six months ended January 31, 2012, the average cash cost(1)  was $19 per pound.  With Production Area-2 (PA-2) commencing production in late March 2012, the Company expects to maintain its low-cost production profile in subsequent quarters;

  Palangana's Production Area-2 on Schedule for Start-up in late March 2012: Initial core leach studies have indicated very encouraging recovery yields;

  Palangana's Production Area-3 to be Developed in Second Half of 2012: A permit application was filed with the Texas Commission on Environmental Quality (TCEQ) for Palangana's Production Area-3 (PA-3) which was determined to be administratively complete and is now under a technical review. Similar to PA-2, initial core leach studies have indicated very encouraging recovery yields for PA-3, with wellfield development anticipated to commence in the second half of 2012;

  Two New Production Areas, 4 and 5, Have Been Identified: Work is underway to bring these zones into the production pipeline;

  Advanced Development Initiated at the Goliad ISR Project: The Radioactive Material License (RML) was received in December 2011, and was the final state authorization needed for start of construction at the Goliad ISR Project in South Texas, the Company's second satellite project;

  Agreement to Acquire Cue Resources Ltd in an All-Stock Transaction: Cue's Yuty ISR Project is on trend and south of the Company's Coronel Oviedo Project in Paraguay;

  Drilling Continues at Coronel Oviedo Uranium Project in Paraguay: The 10,000-meter drilling program at this large ISR project commenced in late November 2011;

  Acquisition of Workman Creek Project in Arizona: The Company acquired an undivided 100% interest in the Workman Creek Project and subsequently established an inferred resource of 5.5 million pounds of U3O8; and

  The Company's balance sheet remains strong: As of January 31, 2012, the Company had $16.9 million of cash in the treasury and 116,000 lbs. of U3O8 available for sale in inventory with a market value of $6.0 million. The Company is a debt-free, 100%-unhedged producer.

Palangana Mine - Production Update

During the six months ended January 31, 2012, the Palangana Mine produced 105,000 pounds of U3O8 and the Hobson facility processed 112,000 pounds of U3O8, at an average cash cost(1) of $19 per pound. During the three months ended January 31, 2012, the Palangana Mine produced 38,000 pounds of U3O8 and the Hobson facility processed 42,000 pounds of U3O8, at an average cash cost(1) of $27 per pound. It should be noted that the total cash costs(1) of production during the first and second quarters remained stable so that the increase in the average cash cost(1) per pound was a direct result of the lower pounds produced during the second quarter. With Production Area-2 (PA-2) commencing production in late March 2012, the Company expects to maintain its low-cost production profile in subsequent quarters.

Since the commencement of production to January 31, 2012, a total of 236,000 pounds at an average cash cost(1) of $16 per pound have been processed. At January 31, 2012, the Company had 116,000 pounds of U3O8 available for sale in inventory produced at an average cash cost(1) of $18 per pound, with a market value of $6.0 million based on an average uranium spot price of $52 per pound.

Production-to-date has been entirely from Production Area-1 (PA-1) at Palangana. Development of multiple Palangana production areas is well under way, with Production Area-2 (PA-2) scheduled next for start-up in late March 2012. A summary of Palangana's Production Areas 1 through 3 and an introduction to the development of Production Areas 4 and 5 are provided below.

The three-phase startup of PA-1 at Palangana is continuing with the average depth of the wells at approximately 450 feet. Production initially commenced at the Phase I wellfield in November 2010, followed by the Phase II wellfield in April 2011, and the final Phase III wellfield having commenced production in early October 2011.

Performance variations at PA-1 continued to be addressed which included the addition of new wells to increase production capability at all three phases during the quarter. At Phase I, a combination of new well additions and the recompletion of existing injection and production wells resulted in the stabilization of production performance. At Phases II and III, in addition to the drilling of new wells, recompletion of existing injection and production wells were initiated in January 2012, and work is still underway.

At PA-2, wellfield drilling and casing continued through the quarter, with a majority of the wells being completed. Initial core leach studies have indicated very encouraging recovery yields. The first of two phases at PA-2 is on schedule for a late March 2012 start-up.

Palangana Mine - Development Update

At Production Area-3, a Production Area Authorization application was submitted to the TCEQ during the quarter which was determined to be administratively complete, and is now under technical review. Wellfield development of injection and production wells will coincide with the progress made on the TCEQ application, and may commence as early as this summer. Similar to PA-2, initial core leach studies have indicated very encouraging recovery yields.

The Company is pleased to be adding Production Areas 4 and 5 to the Palangana production pipeline. During the first quarter, exploration drilling was completed at these areas, with four drill rigs targeting several lightly explored areas.  Three mineralized trends were further delineated by drilling 66 holes.  Ore-quality mineralization in these trends occurs between 300 to 600 feet in depth. Additional delineation drilling and coring are scheduled to be conducted in these areas in the near future.

Goliad ISR Project - Advanced Development Update

On December 20, 2011 the TCEQ authorized the last remaining license for the Goliad ISR Project, the Radioactive Material License. The project is now fully licensed with the TCEQ for development and mining of the initial Production Area. Materials are being procured with construction of the satellite plant and development of the initial wellfield anticipated to commence in May and June 2012. The Company is anticipating concurrence from the EPA-Region 6 on the aquifer exemption which has already been issued by the state.

Salvo ISR Project Exploration and Development Update

Exploration and delineation drilling at the Salvo Project continued throughout the quarter with two drill rigs having completed 44 drill holes targeting extensions of known mineralized trends established from review of the Company's extensive data base. In addition, three core holes were completed, with core samples currently in the process of being analyzed and tested by Energy Labs in Casper, Wyoming. Determination of bulk density, porosity and permeability values, and importantly, leach amenability tests are needed in order to advance the Salvo ISR Project into the development phase in the near future. Additional assays and leach studies are scheduled to be performed at the Hobson processing facility. The Company is advancing the Salvo ISR Project to become the next producing satellite after Goliad, and is planning to initiate production permitting.

Arizona Update

Anderson Project

During the quarter, work was initiated on a detailed three-dimensional resource model and preparation of the NI 43-101 Technical Report for the Anderson Project located in Yapavai County, Arizona. Efforts were also expended on compilation and rectification of the Anderson historic drilling database. It is anticipated that the independently prepared NI 43-101 Technical Report for the Anderson Project will be completed during the upcoming quarter.

Workman Creek Project

Work was completed this quarter on an NI 43-101 Technical Report for the 3,620-acre Workman Creek, Arizona project. The Technical Report confirmed a compliant Inferred Resource of 5.5 million pounds of U3O8.

Paraguay ISR Drilling Campaign Update

Work continues on the 10,000-meter drill program at the Coronel Oviedo Project in eastern Paraguay. The drilling is being carried out by three drill rigs on 3-5 km spacing in order to augment previous reconnaissance work and provide additional information of the known historic uranium mineralization trends. The Company is more than 50% through the work program, which is anticipated to complete by June 2012.

Financial Review

The following is a financial review of the Company for the three and six months ended January 31, 2012, and should be read in conjunction with the consolidated financial statements and management's discussion and analysis as contained in the Company's Form 10-Q filing available at the Company's website at www.uraniumenergy.com or on EDGAR at www.sec.gov.

Results of Operations

During the three months ended January 31, 2012 (2012 Q2), the Company recorded revenue of $3.1 million resulting from the sale of 60,000 pounds of U3O8 at an average sales price of $52 per pound. Cost of sales, including royalties of $0.4 million, totaled $1.7 million or an average of $24 per pound sold (cash cost (1) per pound sold of $17 excluding royalties).

During the six months ended January 31, 2012, the Company recorded revenue of $6.2 million resulting from the sale of 120,000 pounds of U3O8 at an average sales price of $52 per pound. Cost of sales, including royalties of $0.7 million, totaled $3.2 million or an average of $21 per pound sold (cash cost (1) per pound sold of $15 excluding royalties).

During 2012 Q2, the Company recorded a net loss of $6.5 million or $0.09 per share (three months ended January 31, 2011 (2011 Q2): $6.6 million or $0.10 per share). Expenses for 2012 Q2 totaled $8.2 million (2011 Q2: $6.7 million) and include $4.2 million (2011 Q2: $2.1 million) for mineral property expenditures, $3.7 million (2011 Q2: $4.3 million) for general and administrative and $0.3 million (2011 Q2: $0.3 million) for depreciation, depletion and accretion.

During the six month ended January 31, 2012, the Company recorded a net loss of $12.1 million or $0.16 per share (six months ended January 31, 2011: $15.5 million or $0.24 per share). Expenses for the six months ended January 31, 2012 totaled $15.1 million (six months ended January 31, 2011: $15.6 million) and include $6.9 million (six months ended January 31, 2011: $5.5 million) for mineral property expenditures, $7.6 million (six months ended January 31, 2011: $9.5 million) for general and administrative and $0.6 million (six months ended January 31, 2011: $0.5 million) for depreciation, depletion and accretion.

(1)     Cash costs are key indicators not defined under U.S. GAAP and are non-GAAP measures. Cash costs exclude non-cash components comprised of depreciation, depletion and stock-based compensation.

Liquidity

Net cash used in operating activities for the six months ended January 31, 2012 was $10.3 million compared to $13.7 million for the six months ended January 31, 2011. Net cash used in financing activities for the six months ended January 31, 2012 was $1.4 million compared to net cash provided of $28.7 million for the six months ended January 31, 2011. Net cash used in investing activities for the six months ended January 31, 2012 was $2.2 million compared to $2.4 million for the six months ended January 31, 2011. As of January 31, 2012, the Company had cash and cash equivalents of $16.9 million and working capital of $15.7 million.

Acquisitions Update

The recent downturn in the uranium market has provided the Company with an excellent opportunity to make strategic acquisitions at attractive discounts to historical valuations. The Company entered into the following transactions during or subsequent to the second quarter:

Workman Creek Project in Arizona

On November 30, 2011, the Company completed the acquisition of an undivided 100% interest in the highly prospective 3,620-acre Workman Creek Project located in Gila County, Arizona from Cooper Minerals, Inc. for consideration of a cash payment of $84,640 and the issuance of 300,000 restricted common shares of the Company.

Acquisition of Cue Resources Ltd.

In January 2012, the Company agreed to acquire Cue Resources Ltd. which, when complete, will result in the acquisition of a 100% interest in the 570,000-acre Yuty ISR Project located in southeastern Paraguay. Completion of the transaction is subject to various closing conditions. The Yuty Project has received 31,000 meters of drilling in recent years and has a current NI 43-101 Measured and Indicated resource of 8.9 million pounds U3O8 and an Inferred resource of 2.1 million pounds at grades averaging approximately 0.05%. The project area is on strike with and south of the Company's Coronel Oviedo ISR Project.

Coronel Oviedo in Paraguay

In February 2012, through an amendment to a previous property acquisition agreement, the Company agreed to acquire a 100% interest in an additional 247,000 acres, with an option to acquire a further 493,000 acres, located in the area of the Coronel Oviedo Project, subject to a 1.5% gross overriding royalty. This transaction is anticipated to complete during the third quarter and involves minimal dilution to the Company.

Uranium Market Update

During the Company's second quarter ended January 31, 2012, the spot price of uranium was unchanged at $52.00/lb. according to the Ux Consulting Company. The spot price is finding strong support in the low $50's, and the long-term contract uranium price remained at $61.00/lb. The worldwide nuclear build-out continues and the number of reactors currently under construction totals 62 in 15 different countries. China, India, Russia and South Korea continue to lead the global nuclear build-out, and these governments have reaffirmed their commitment to nuclear energy.

China's National Energy Administration stated in a February 14, 2012 report that the country's installed nuclear power capacity is expected to reach 80 gigawatts (GW) by 2020, topping experts' expectations of 60-70 GW. The increase from 70GW to 80GW equates to approximately 37.5 million pounds of additional uranium demand between 2012 and 2020.

India's Power Minister, speaking at a nuclear symposium on February 22, 2012, stated that his country plans to have nuclear power generation capacity of 63 GW in the next 20 years. India is recognized to be second only to China as far as new builds go, but has been slower in developing and building reactors. According to analysts, assuming the target of 63 GW, a 14-fold expansion in nuclear power, India will require in the range of 40 MM pounds of U3O8 annually by 2030.

In the United States, on February 9, 2012, the U.S. Nuclear Regulatory Commission approved licenses for two new nuclear reactors. This marks the first approvals in over 30 years. The reactors will be built in Georgia at the Vogtle nuclear power plant complex by a consortium of utilities led by Southern Company. The reactors are expected to produce enough power for one million homes.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which has been granted its Mine Permit and is in the initial stages of mine construction. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to in this news release are economically or legally mineable.

Under NI 43-101 an issuer may disclose an estimate of the quantity and grade of a historical mineral resource made before the instrument came into force if the estimate is an estimate of mineral resources prepared by or on behalf of a person or company other than the issuer and the disclosure identifies the source and date of the historical estimate, confirms that the historical estimate is relevant, comments on its reliability, and explains any differences between the categories used in the historical resource and those permitted by NI 43-101. Any such resources are historical in nature and were compiled before the implementation of NI 43-101 reporting standards, and the Company may not have independently verified any such resource so is not treating them as current resources. Any such historical resources were prepared to industry standards in place at the time and are considered relevant today. Any such estimate, although prepared by experienced personnel and considered relevant should not be relied on.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.